As filed with the U.S. Securities and Exchange Commission on November 28, 2007	Registration No. 333-10580

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO.  1 TO

FORM F-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________________

NORSK HYDRO ASA

(Exact name of Registrant as specified in its charter)

Kingdom of Norway (State or Jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

___________________________

Drammensveien 264, Vækerø

N-0240 Oslo

Norway

+47 22 53 81 00

(Address and telephone number of Registrant’s principal executive office)

___________________________

Caroline A. Henrich

Norsk Hydro North America, Inc.

801 International Drive, Suite 200

Linthicum, Maryland 21090

+1(410) 487 4500

(Name, address and telephone number of agent for service)

Copies of Communications to:

Pamela Gibson Shearman & Sterling LLP Broadgate West 9 Appold Street London EC2A 2AP +44 (0)207 655 5006

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY STATEMENT

On July 13, 1999, Norsk Hydro ASA filed a registration statement on Form F-3 (Registration No. 333-10580) (the “Registration Statement”) with the Securities and Exchange Commission to register the ability to offer and sell from time to time an aggregate of U.S. $1,500,000,000 of debt securities. This Post-Effective Amendment No.1 to the Registration Statement is being filed solely to terminate the Registration Statement in respect of unsold securities.

PART II

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Norsk Hydro ASA certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-3 are met and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Oslo, Norway, on November 23, 2007.

NORSK HYDRO ASA

By:	/s/ Eivind Reiten
Name:	Eivind Reiten
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eivind Reiten, John Ove Ottestad and Peik Norenberg, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons, in Oslo, Norway, on November 23, 2007, in the capacities indicated.

Signature	Title

/s/ Terje Vareberg	Chairperson of the Board of Directors
Terje Vareberg

/s/ Eivind Reiten	President and Chief Executive Officer
Eivind Reiten

/s/ John Ove Ottestad	Executive Vice President and Chief Financial
John Ove Ottestad	Officer

/s/ Grete Faremo	Director and Deputy Chair
Grete Faremo

/s/ Finn Jebsen	Director
Finn Jebsen

/s/ Heidi M. Petersen	Director
Heidi M. Petersen

/s/ Bente Rathe	Director
Bente Rathe

/s/ Svein Rennemo	Director
Svein Rennemo

/s/ Sten Roar Martinsen	Director
Sten Roar Martinsen

/s/ Billy Fredagsvik	Director
Billy Fredagsvik

/s/ Jørn B. Lilleby	Director
Jørn B. Lilleby

/s/ Caroline Henrich	Authorized U.S. Representative
Caroline Henrich